UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Kadant Inc.

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One Acton Place, Suite 202

Acton, MA 01720

April 17, 2006

Dear Stockholder:

I am pleased to invite you to attend the 2006 annual meeting of stockholders of Kadant Inc. The meeting will be held on Thursday, May 25, 2006, at 2:30 p.m. at the Boston Marriott Burlington located at One Mall Road, Burlington, Massachusetts. Details regarding the business to be conducted at the meeting are described in the enclosed notice of the meeting and proxy statement.

This mailing also includes our 2005 annual report to stockholders, which contains information about our businesses and our 2005 financial statements, a proxy card for you to record your vote and a return, postage-paid envelope for your proxy card.

Your vote is very important. Whether or not you plan to attend the meeting in person, I hope you will vote as soon as possible. Please register your vote by completing and signing the enclosed proxy card and returning it to our transfer agent, American Stock Transfer & Trust Company, in the addressed, postage-paid envelope we have provided.

Thank you for your support and continued interest in Kadant.

Sincerely,

WILLIAM A. RAINVILLE Chairman and Chief Executive Officer

One Acton Place, Suite 202

Acton, MA 01720

April 17, 2006

To Stockholders of

KADANT INC.

NOTICE OF ANNUAL MEETING

The 2006 annual meeting of stockholders of Kadant Inc. will be held on Thursday, May 25, 2006, at 2:30 p.m. at the Boston Marriott Burlington located at One Mall Road, Burlington, Massachusetts. The purpose of the meeting is to consider and take action upon the following matters:

1.	Election of two directors, constituting the entire class of directors to be elected for a three-year term expiring in the year 2009.

2.	Approval of the company’s 2006 equity incentive plan.

3.	Such other business as may properly be brought before the meeting and any adjournment of the meeting.

The record date for the determination of the stockholders entitled to receive notice of and to vote at the meeting is April 10, 2006. Our stock transfer books will remain open.

Our bylaws require that the holders of a majority of the shares of our common stock, issued and outstanding and entitled to vote at the meeting, be present in person or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Accordingly, it is important that your shares be represented at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, please promptly sign and return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

This notice, the proxy and proxy statement are sent to you by order of our board of directors.

SANDRA L. LAMBERT

Vice President, General Counsel and Secretary

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Kadant Inc. for use at our 2006 annual meeting of stockholders to be held on Thursday, May 25, 2006, at 2:30 p.m. at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts, and at any adjournment of that meeting. The mailing address of our executive office is One Acton Place, Suite 202, Acton, Massachusetts 01720. The notice of annual meeting, this proxy statement and the enclosed proxy are being first furnished to our stockholders on or about April 20, 2006.

VOTING PROCEDURES

Our board of directors intends to present to the meeting the nomination of two individuals for election to the class of directors whose three-year term will expire in 2009 and the approval of the company’s 2006 equity incentive plan.

The holders of a majority of the shares of our common stock, $.01 par value per share, that are issued and outstanding and entitled to vote at the meeting constitute a quorum for the transaction of business at the meeting. Shares present in person or represented by proxy (including broker non-votes and shares that abstain, withhold votes or do not vote on one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting. A broker non-vote occurs when a broker or representative does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.

Each share of common stock you hold is entitled to one vote for or against a proposal. Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the nominees listed, for approval of the company’s 2006 equity incentive plan and as the individuals named as proxy holders on the proxy deem advisable on all other matters that may properly come before the meeting.

If you hold your shares in “street name” through a broker, bank or other representative, generally the broker or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker or other representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority.

The election of directors is determined by a plurality of the votes cast in person or by proxy by the stockholders entitled to vote on the election of directors. An instruction to withhold authority to vote for a nominee for director and broker non-votes will have no effect upon the outcome of the vote on the election of directors.

Approval of the proposal to approve our 2006 equity incentive plan requires a majority of the votes cast by the holders of the shares present or represented by proxy and voting on such matter. Under our bylaws, absentions and broker non-votes will have no effect on the determination of whether stockholders have approved the plan. However, under the listing requirements of the New York Stock Exchange, the proposal to approve the company’s 2006 equity incentive plan also requires (a) that a majority of the shares entitled to vote at the meeting are voted on the matter (with abstentions counting as votes and broker non-votes not counting as votes) and (b) a majority of the votes cast on the matter are voted in favor of the matter (with abstentions counting as votes cast and broker non-votes not counting as votes cast).

Once you have returned your proxy, you may revoke it at any time before the shares are voted at the meeting by written notice received by our corporate secretary before the meeting, by executing and returning a new proxy bearing a later date or by voting in person at the meeting. Attendance at the meeting without voting will not revoke a previously submitted proxy.

When more than one stockholder share the same address, we may deliver only one annual report and one proxy statement to that address. Similarly, beneficial owners with the same address who hold their shares in street name through a broker, bank or other representative may have elected to receive only one copy of these documents at that address. We will promptly send a separate copy of either document to you if you request one by writing or calling us at Kadant Inc., One Acton Place, Suite 202, Acton, Massachusetts 01720 (telephone: 978-776-2000). If you are receiving multiple copies and would like to receive only one copy for your household in the future, you should contact your broker, bank or other representative if you hold shares in street name, or contact our transfer agent, American Stock Transfer & Trust Company, Shareholder Services Department, 59 Maiden Lane, New York, New York 10038 (telephone: 718-921-8200) if you hold shares in your own name.

Our outstanding capital stock entitled to vote at the meeting (which excludes shares held in our treasury) as of April 10, 2006, consisted of 13,600,665 shares of our common stock. Only stockholders of record at the close of business on April 10, 2006, will be entitled to vote at the meeting. Each share is entitled to one vote.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes of directors serving staggered three-year terms, with each class being as nearly equal in number as possible. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

Our board of directors has nominated the following two individuals for election as directors for the three-year term expiring in 2009: Dr. John K. Allen and Mr. Francis L. McKone. Both Dr. Allen and Mr. McKone are currently members of our board of directors. If either nominee becomes unavailable, the persons acting under the proxy may vote the proxy for the election of a substitute nominee to be designated by our board of directors. We do not expect that either Dr. Allen or Mr. McKone will be unable to serve. Directors serve until the expiration of their terms, until their successors have been elected and qualified or until their earlier resignation, death or removal.

Our board of directors believes that the election of Dr. Allen and Mr. McKone as directors is in the best interests of our company and our stockholders and recommends a vote “FOR” their election.

Information regarding the business experience of each of our directors is provided below. Information on the stock ownership of our directors is provided in this proxy statement under the heading “Stock Ownership.”

Nominees for Director for the Three-Year Term That Will Expire in 2009

John K. Allen	Dr. Allen, 54, joined our board of directors in April 2002. Dr. Allen has been a partner of West Falmouth Associates, LLC, a firm specializing in strategy and organizational effectiveness, since August 2004. Prior to founding West Falmouth Associates, Dr. Allen was the chairman, president and chief executive officer of Lawrence R. McCoy & Co., Inc., a privately held wholesale distributor of fencing, flooring, specialty building material and industrial wood components, from 2001 to 2004. From 1998 to 2001, Dr. Allen was a principal of Allen Associates, a national management consulting practice. From 1994 to 1998, he was an executive with WPI Group, Inc., a manufacturer of power conversion products, hand-held terminals and computers, and related software products. Dr. Allen is also a director of WICN, a non-profit public radio station, and a director of The New England Society for Applied Psychology, Inc.

Francis L. McKone	Mr. McKone, 71, has been a member of our board of directors since March 1998. Mr. McKone was chairman of the board of Albany International Corp., a worldwide supplier of paper machine fabrics, from 1998 until his retirement in 2001. He also served as the chief executive officer of Albany International Corp. from 1993 to 2000 and as its president from 1984 to 1998. Mr. McKone is currently a director of Albany International Corp., a trustee and member of the finance committee of the Rensselaer Polytechnic Institute and a member of the advisory board of the College of Engineering at the University of Massachusetts, Lowell.

Our directors listed below are not up for election this year and will continue in office for the remainder of their terms or earlier in accordance with our bylaws.

Director Whose Term Will Expire in 2007

William A. Rainville	Mr. Rainville, 64, has been our president and chief executive officer since our incorporation in 1991, a member of our board of directors since 1992, and chairman of our board of directors since August 2001. Mr. Rainville was chief operating officer, recycling and resource recovery, of Thermo Electron Corporation, a manufacturer of high-tech instrumentation, from 1998 until our spinoff from Thermo Electron in August 2001. He was also a senior vice president of Thermo Electron from 1993 to 1998. He joined Thermo Electron in 1972 and became a vice president in 1986. Prior to joining Thermo Electron, he held positions at Drott Manufacturing, Paper Industry Engineering and Sterling Pulp and Paper.

Directors Whose Term Will Expire in 2008

John M. Albertine	Dr. Albertine, 61, has been a member of our board of directors since June 2001. Dr. Albertine has been the chairman and chief executive officer of Albertine Enterprises, Inc., a consulting and merchant-banking firm, since 1990. He also has served since 2005 as a principal of JJ&B, LLC, an investment bank he founded that provides finance, public policy and legal assistance to clients; since 2004 as the executive chairman of Global Delta, LLC, a Washington, D.C.-based government contractor specializing in advanced sensor radio frequency and electro-optical technologies; and since 2001 as the managing partner and founder of High Street Capital Management, LLC, a private equity fund. Dr. Albertine served as president of the American Business Conference, founded by Arthur Levitt, Jr., from 1981 to 1986; executive director of the Congressional Joint Economic Committee under Chairman Senator Lloyd Bentsen from 1979 to 1980; and as head of a presidential committee on aviation safety under President Ronald Reagan from 1987 to 1988. Dr. Albertine is also a director of Intermagnetics General Corp., chairman of the board of Semco Energy, Inc., and a trustee and vice-chairman of the Virginia Retirement System, a public pension fund.

Thomas C. Leonard	Mr. Leonard, 51, has been a member of our board of directors since June 2005 and has been designated the board’s “audit committee financial expert.” Mr. Leonard has been a managing director specializing in forensic accounting and dispute resolution at Huron Consulting Group LLC, a publicly traded management consulting firm, since December 2002. Mr. Leonard has over 25 years of experience in providing financial services to global and national organizations. Before joining Huron, Mr. Leonard was a senior partner at Arthur Andersen LLP, an independent public accounting firm, from 1987 through 2002 and served as partner-in-charge of its New England assurance and business advisory practice. Mr. Leonard is a certified public accountant.

Compensation of Directors

Effective July 1, 2005, our non-management directors are paid the following meeting and retainer fees for serving on our board of directors:

•	An annual retainer of $18,000, payable in monthly installments of $1,500 each.

•	A meeting fee of $1,500 for attending regular meetings of our board of directors in person and $750 for participating in meetings held by telephone in which substantive action is taken or that last more than one hour.

•	A meeting fee of $500 for attending regularly scheduled committee meetings of the board of directors in person and $250 for participating in committee meetings held by telephone in which substantive action is taken or that last more than one hour.

•	An annual retainer for chairmen of the following committees: Audit Committee—$3,000; Compensation Committee—$2,000; Nominating and Corporate Governance Committee—$1,000.

•	Reimbursement of out-of-pocket expenses incurred in attending or participating in meetings of our board of directors or its committees.

Each of our non-management directors also receive 5,000 restricted shares of our common stock annually under the following compensation arrangements. In 2005, each non-management director received 2,500 restricted shares of our common stock in April under our directors’ restricted stock plan and an additional 2,500 restricted shares in June under our equity incentive plan. Restrictions on the shares lapse upon the first to occur of (i) the third anniversary of the award, (ii) the retirement of the director from the board of directors or (iii) the director’s death. Directors are permitted to sell enough shares to satisfy the federal and state income taxes incurred as a consequence of the issuance of shares. In the event of a change in control and the failure of a director to be reelected within one year, the director is entitled to receive additional unrestricted shares equal to the number of shares he would have received if he had remained a director for the balance of the term of the directors’ restricted stock plan. This plan expires on March 31, 2007.

Our non-management directors may also be granted stock options periodically under our equity incentive plan.

Corporate Governance

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. Our board of directors continues to review our governance practices in light of the Sarbanes-Oxley Act of 2002, rules and regulations issued by the U.S. Securities and Exchange Commission (SEC) and the corporate governance rules of the New York Stock Exchange (NYSE) contained in its listing standards. Current copies of our corporate governance guidelines, committee charters and code of business conduct and ethics are available on our web site, www.kadant.com, in the Investors section under the caption “Corporate Governance,” and may also be obtained by any stockholder free of charge by writing to us at our principal executive office located at One Acton Place, Suite 202, Acton, Massachusetts 01720.

Independence of Non-management Directors. Our board of directors has determined that each of our non-management directors, Dr. Albertine, Dr. Allen, Mr. Leonard and Mr. McKone qualifies as an “independent director,” as defined in the listing requirements of the NYSE, on which our common stock is listed. Its findings included an affirmative determination that none of our non-management directors has a material relationship with our company. Our board of directors established guidelines to assist it in determining whether a director has a material relationship with our company. Under these guidelines, a director is not considered to have a material relationship with our company if (1) the director is independent, as defined in the NYSE corporate governance rules, and (2) the director:

•	receives, or has a family member that receives, less than $60,000 in direct compensation from our company for services rendered, excluding director and committee fees or deferred compensation for prior service;

•	is an executive officer of another company that does business with our company, unless the annual sales to, or purchases from, our company account for more than 2% or $1 million, whichever is greater, of the annual consolidated gross revenues of the company of which the director is an executive officer;

•	is an executive officer of another company that is indebted to our company, or to which our company is indebted, unless the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company of which the director is an executive officer; or

•	is an officer, director or trustee of a charitable organization, unless our company’s discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of the organization’s total annual charitable receipts. For this purpose, the automatic matching of employee charitable contributions is not included in the amount of our company’s contributions.

In addition, ownership of a significant amount of our company’s stock, by itself, does not constitute a material relationship.

For relationships not covered by these guidelines, the determination of whether a material relationship exists is made by the other members of our board of directors who are independent.

Committees of our Board of Directors. Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our board of directors. Current copies of the committee charters are posted on our web site, as described above.

Our board of directors has determined that the members of each committee also meet the independence guidelines applicable to each committee set forth in the listing requirements of the NYSE.

The audit committee assists our board of directors in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s performance, qualifications and independence, and the performance of our internal audit function. The committee meets regularly with management and our independent auditor to discuss the annual audit of our financial statements, the quarterly reviews of our financial statements and our quarterly and annual earnings disclosures. The current members of the audit committee are Mr. McKone (chairman), Dr. Albertine, Dr. Allen and Mr. Leonard, and their committee report is included in this proxy statement under the heading “Audit Committee Report.” Mr. Leonard has been designated by our board of directors as its “audit committee financial expert” (as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The compensation committee reviews the performance and determines the compensation of the chief executive officer and other officers of our company, administers employee compensation, incentive compensation and incentive programs and policies, and reviews and assesses management succession planning. The current members of the compensation committee are Dr. Albertine (chairman) and Mr. McKone.

The nominating and corporate governance committee identifies and recommends to our board of directors qualified candidates for nomination as directors, develops and monitors our company’s corporate governance principles and evaluates our board’s performance. The current members of the nominating and corporate governance committee are Dr. Allen (chairman), Dr. Albertine and Mr. McKone.

Attendance at Meetings. In 2005, our board of directors met ten times, the audit committee met seven times, the compensation committee met seven times, and the nominating and corporate governance committee met three times. Each director attended over 75% of all meetings of our board of directors and committees on which he served that were held during 2005.

Our directors are encouraged to attend the annual meeting of stockholders, to the extent practicable. All of our directors attended the 2005 annual meeting of stockholders.

Executive Sessions and Presiding Director. Our non-management and independent directors meet at regularly scheduled executive sessions without management. The presiding director at these sessions is rotated among the chairmen of the committees of our board of directors.

Nomination of Directors. The nominating and corporate governance committee identifies and evaluates director candidates and recommends to our board of directors qualified candidates for nomination as directors for election at the company’s annual meeting of stockholders or to fill vacancies on our board of directors. The process followed by the committee in fulfilling its responsibilities includes requests to board members and others for recommendations, meetings to evaluate biographical information, experience and other background material relating to potential candidates, and interviews of selected candidates.

In considering candidates, the committee applies the criteria for selection of directors adopted by our board of directors, which is set forth in an appendix to our company’s corporate governance guidelines. The committee assesses, in its judgment, the criteria possessed by the candidate, which include: integrity; business acumen, experience and judgment; knowledge of the company’s business and industry; ability to understand the interests of various constituencies of the company and to act in the interests of all stockholders; potential conflicts of interest; and contribution to diversity on our board of directors. The committee believes that the backgrounds and qualifications of our company’s directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist our board of directors in fulfilling its responsibilities.

After completing its evaluation, the nominating and corporate governance committee makes a recommendation to our board of directors as to the persons who should be nominated for election to our board of directors, and our board of directors determines the nominees after considering the recommendation and report of the committee.

The nominating and corporate governance committee will consider candidates recommended by individual stockholders, if their names and credentials are provided to the committee on a timely basis for consideration prior to the annual meeting. Stockholders who wish to recommend an individual to the nominating and corporate governance committee for consideration as a potential candidate for director should submit the name, together with appropriate supporting documentation, to the committee at the following address: nominating and corporate governance committee, c/o corporate secretary, Kadant Inc., One Acton Place, Suite 202, Acton, Massachusetts 01720. A submission will be considered timely if it is made during the timeframes disclosed in this proxy statement under “Stockholder Proposals.” The submission must be accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has owned more than 5% of our common stock for at least a year prior to the date the recommendation is made. Submissions meeting these requirements will be considered by the committee using the same process and applying substantially the same criteria as followed for candidates submitted by others. If our board of directors determines to nominate and recommend for election a stockholder-recommended candidate, then the candidate’s name will be included in our company’s proxy card for the next annual meeting of stockholders.

Stockholders also have the right under our company’s bylaws to directly nominate candidates for director, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures described in this proxy statement under “Stockholder Proposals.” Candidates nominated by stockholders in accordance with these bylaw procedures will not be included in the company’s proxy card for the next annual meeting of stockholders.

Communications with Independent Directors. Stockholders and other interested parties who wish to send written communications on any topic to our board of directors, or the presiding director of executive sessions of the non-management and independent directors, may do so by addressing such communications to the board of directors, c/o corporate secretary, Kadant Inc., One Acton Place, Suite 202, Acton, Massachusetts 01720. The independent members of our board of directors have approved a process directing the corporate secretary to monitor communications and to forward certain communications to our board of directors and other matters relating to ordinary business affairs to management for response, if any.

Code of Business Conduct and Ethics. The company has maintained a code of business conduct and ethics, applicable to all its employees, for many years. A current copy of the company’s code of business conduct and ethics is posted on our web site, www.kadant.com, in the Investors section under the caption “Corporate Governance.” We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics on our web site at that location.

Certain Relationships and Related Party Transactions. SEC rules require us to disclose certain relationships and related party transactions the company enters into with our directors, executive officers, owners of more than 5% of the outstanding shares of our common stock, or members of their immediate families. The company has not entered into any such disclosable relationships or transactions.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of shares of our common stock as of March 1, 2006, with respect to (i) those persons we know to beneficially own more than 5% of the outstanding shares of our common stock based on our review of filings made with the SEC, (ii) each of our directors and nominees for director, (iii) each of our executive officers named in the summary compensation table under the heading “Executive Compensation” and (iv) all of our directors and current executive officers as a group. Unless otherwise indicated, the address of any person or entity listed is c/o Kadant Inc., One Acton Place, Suite 202, Acton, Massachusetts 01720.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner (1)	Number (2)	% of Class
The PNC Financial Services Group, Inc. (3)	1,217,320	9.0%
Dimensional Fund Advisors Inc. (4)	1,191,731	8.8%
Wachovia Corporation (5)	1,186,898	8.7%
Wellington Management Company, LLP (6)	729,956	5.4%
John M. Albertine	17,834	*
John K. Allen	28,647	*
Rudolf A. Leerentveld	0	*
Thomas C. Leonard	2,500	*
Francis L. McKone	40,329	*
Thomas M. O’Brien	162,824	1.2%
Jonathan W. Painter	82,233	*
William A. Rainville	774,700	5.4%
Edward J. Sindoni	112,749	*
All directors and current executive officers as a group (13 persons)	1,397,024	9.4%

* Less than 1%

(1)	Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the person and by that person for the benefit of minor children.

(2)	Shares beneficially owned by Dr. Albertine, Dr. Allen, Mr. McKone, Mr. O’Brien, Mr. Painter, Mr. Rainville, Mr. Sindoni and all directors and current executive officers as a group include 8,334, 16,667, 25,000, 150,000, 69,267, 702,614, 96,667 and 1,225,766 shares, respectively, that the person or group had the right to acquire within 60 days of March 1, 2006, through the exercise of stock options. Shares beneficially owned by Mr. McKone and all directors and current executive officers as a group include 2,568 shares allocated to Mr. McKone’s account maintained under our deferred compensation plan for directors, which was discontinued in 2002. Shares beneficially owned by Mr. Painter include three shares held in a custodial account for the benefit of a minor child.

(3)	The address of The PNC Financial Services Group, Inc. is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222. The PNC Financial Services Group, Inc. has filed as the parent holding company of the following subsidiaries: PNC Bancorp, Inc.; PNC Bank, National Association; and BlackRock Advisors, Inc. BlackRock Advisors, Inc. is an investment advisor and the other PNC entities are banks. The address and number of shares of our common stock beneficially owned by The PNC Financial Services Group, Inc. is based on its Schedule 13G filed with the SEC on February 13, 2006, and is as of December 31, 2005.

(4)	The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (the “Dimensional Funds”). Our shares are owned by the Dimensional Funds and Dimensional Fund Advisors Inc. disclaims beneficial ownership of our shares. The address and number of shares of our common stock beneficially owned by Dimensional Fund Advisors Inc. is based on an amendment to its Schedule 13G filed with the SEC on February 6, 2006, and is as of December 31, 2005.

(5)	The address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288-0013. Wachovia Corporation has filed as the parent holding company of Wachovia Securities, LLC, Evergreen Investment Management Company, Calibre Advisory Services, Inc. and Wachovia Bank, N.A. Wachovia Securities, LLC, Evergreen Investment Management Company and Calibre Advisory Services, Inc. are investment advisors for mutual funds and/or other clients, which entities are the beneficial owners of our shares. Wachovia Bank, N.A. holds our shares in a fiduciary capacity for its customers. The address and number of shares of our common stock beneficially owned by Wachovia Corporation is based on an amendment to its Schedule 13G filed with the SEC on February 10, 2006, and is as of December 31, 2005.

(6)	The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP serves as an investment advisor to its clients, which are the record owners of our shares. The address and number of shares of our common stock beneficially owned by Wellington Management Company, LLP is based on an amendment to its Schedule 13G filed with the SEC on February 14, 2006, and is as of December 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and executive officers, and beneficial owners of more than 10% of our common stock, to file with the SEC initial reports of ownership and periodic reports of changes in ownership of our securities. Based upon a review of these filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2005 on a timely basis, except as follows. The Form 4 reporting the automatic award of 2,500 shares of restricted stock to each of our non-management directors on April 1, 2005 (Dr. Albertine, Dr. Allen, Mr. McKone and Mr. Joaquim Ribeiro) was filed late by five business days, on April 12, 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation information for our chief executive officer and our four other most highly compensated executive officers who received salary and bonus compensation in excess of $100,000 in the fiscal year ended December 31, 2005. These executive officers are collectively referred to as the “named executive officers.”

Summary Compensation Table

	Fiscal Year	Annual Compensation					Long-Term Compensation	All Other Compensation (1)
Securities Underlying Options
Name and Principal Position		Salary		Bonus
William A. Rainville Chief Executive Officer	2005 2004 2003	$ $ $	550,000 448,375 425,000	$ $ $	540,000 310,000 407,500	(2)	— — —	$ 7,048 $10,808 $ 9,608

Thomas M. O’Brien Executive Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	252,000 240,000 230,000	$ $ $	120,000 178,000 180,000		— — —	$ 7,236 $11,646 $ 9,581

Edward J. Sindoni Senior Vice President (3)	2005 2004 2003	$ $ $	235,000 225,000 218,000	$ $ $	120,000 140,000 140,000		— — —	$ 7,198 $11,807 $ 9,708

Jonathan W. Painter Executive Vice President	2005 2004 2003	$ $ $	216,500 208,000 200,000	$ $ $	100,000 100,000 130,000		— — —	$ 7,156 $11,990 $ 9,898

Rudolf A. Leerentveld Vice President (4)	2005		$141,058		$300,000		100,000	$ 4,268

(1)	The amounts disclosed in this column represent employer contributions under our company’s and subsidiaries’ 401(k) savings or profit sharing plans made on behalf of the named executive officer, unless otherwise noted below.

(2)	Mr. Rainville’s bonus for 2005 consists of a $100,000 bonus paid in May 2005 upon the completion of the acquisition of Kadant Johnson Inc. (then known as The Johnson Corporation) and an annual bonus based on 2005 performance paid in April 2006 of $440,000.

(3)	Mr. Sindoni was promoted to the position of executive vice president and chief operating officer on March 1, 2006.

(4)	Mr. Leerentveld became an employee of the company on May 11, 2005 and was named a vice president on June 7, 2005. His compensation has been reported for the period commencing on his employment by the company. Mr. Leerentveld entered into an employment agreement with the company on April 7, 2005 in connection with our acquisition of Kadant Johnson Inc. This agreement is described below under the caption “Employment Agreement.”

Stock Options Granted During Fiscal Year 2005

The following table presents information concerning individual grants of stock options made during fiscal 2005 to our named executive officers. It has not been our policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 2005.

Option Grants in Fiscal 2005

	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name					5%	10%
William A. Rainville	—	—	—	—	—	—

Thomas M. O’Brien	—	—	—	—	—	—

Edward J. Sindoni	—	—	—	—	—	—

Jonathan W. Painter	—	—	—	—	—	—

Rudolf A. Leerentveld	100,000	72%	$19.07	5/11/12	$776,341	$1,809,204

(1)	The vesting and exercise schedule for these options is 1/3 after the first anniversary of the grant date, 2/3 after the second anniversary of the grant date and 100% after the third anniversary of the grant date. The exercise price may be paid in cash or by delivery of already-owned shares, and tax-withholding obligations arising from the exercise may be paid by surrendering shares, subject to certain conditions.

(2)	The potential realizable values stated in this table represent hypothetical gains that could be achieved if the options are exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the grant date to the expiration date of the options. The hypothetical gains shown are net of the option exercise price and do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our shares, the executive’s continued employment during the option term and the date the options are exercised. The potential realizable values are calculated based on SEC rules and do not represent the estimated growth of our stock price.

Stock Options Exercised During Fiscal 2005 and Fiscal Year-End Option Values

The following table reports certain information regarding stock option exercises during fiscal 2005 and outstanding stock options held at the end of fiscal 2005 by our named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 2005.

Name	Shares Acquired on Exercise	Values Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year- End (Exercisable/ Unexercisable) (2)	Value of Unexercised In-the- Money Options at Fiscal Year-End (Exercisable/ Unexercisable) (3)
William A. Rainville	8,635	$74,649	702,614/0	$2,720,569/—

Thomas M. O’Brien	—	—	150,000/0	$ 745,000/—

Edward J. Sindoni	—	—	96,667/0	$ 454,335/—

Jonathan W. Painter	—	—	69,267/0	$ 433,507/—

Rudolf A. Leerentveld	—	—	0/100,000	— /$0

(1)	The amounts shown in this table represent the difference between the option exercise price and the market price on the date of exercise multiplied by the number of option shares exercised, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)	The vesting and exercise schedule for options granted in 2001 and after is 1/3 after the first year, 2/3 after the second year and 100% after the third year. Options granted prior to 2001 are immediately exercisable, but can be repurchased by us at the exercise price if the executive ceases to be an employee. The repurchase rights lapse over varying periods ranging from one to ten years, depending on the option term, which may vary from two to twelve years, provided that the executive continues to be employed during the period. The exercise price may be paid in cash or by delivery of already-owned shares, and tax-withholding obligations arising from the exercise may be paid by surrendering shares, subject to certain conditions.

(3)	The value of unexercised stock options is based on the difference between the exercise price and $18.50, the closing price of our common stock on the NYSE on December 30, 2005.

Defined Benefit Retirement Plan

One of our subsidiaries maintains a defined benefit retirement plan for eligible U.S. employees in which all our named executive officers participate, except Mr. Leerentveld.

The following table states the estimated annual benefits payable upon retirement to eligible employees in specified compensation and years-of-service classifications under the retirement plan. The estimated benefits at certain compensation levels reflect the statutory limits on compensation that can be recognized for plan purposes. The limit in 2005 was $210,000 per year.

Average Annual Compensation	Years of Service
	15	20	25	30	35
$100,000	$26,250	$35,000	$43,750	$48,125	$48,125
$125,000	$32,813	$43,750	$54,688	$60,156	$60,156
$150,000	$39,375	$52,500	$65,625	$72,188	$72,188
$175,000	$45,938	$61,250	$76,563	$84,219	$84,219
$200,000	$52,500	$70,000	$87,500	$96,250	$96,250

Each eligible employee receives a monthly retirement benefit, beginning at normal retirement age (65), based on a percentage (1.75%) of his average monthly compensation before retirement, multiplied by his years of service (up to a maximum of 30 years). Full credit is given for the first 25 years of service, and half credit is given for years over 25 and less than 30. Benefits are reduced for retirement before normal retirement age. Average monthly compensation is generally defined as average monthly base salary over the five consecutive years of highest compensation in the ten-year period preceding retirement. For 2005, the compensation recognized for plan purposes was $210,000 for Messrs. Rainville, O’Brien, Sindoni and Painter. Assuming retirement at age 65, the estimated credited years of service recognized under the retirement plan would be 30, 26, 23 and 23 for Messrs. Rainville, O’Brien, Sindoni and Painter. Benefits under the retirement plan are fully vested after five years of service. The actual benefits that would be received by the participants are subject to reduction for Social Security benefits from the estimated benefits shown in the table. The plan benefits shown are payable during the employee’s lifetime unless the employee elects another form of benefit that provides death benefit protection.

Change in Control Agreements

We have change in control agreements with certain of our officers and key employees that provide severance pay and continuation of certain welfare benefits in the event of a change in control and a subsequent loss of employment within 18 months. A “change in control” is defined in the agreements as:

•	the acquisition by any person of 40% or more of our outstanding common stock or voting securities;

•	the failure of our incumbent directors to constitute a majority of our board of directors, meaning directors who are members of our board of directors on the date of the agreement and members who are subsequently nominated or elected by a majority of the incumbent directors;

•	the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange, or the sale or other disposition of all or substantially all of our assets, unless immediately after such transaction (a) the holders of our common stock immediately prior to the transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or

•	approval by our stockholders of a plan to completely liquidate or dissolve our company.

The purpose of these agreements is to retain our management and assure their continued dedication without distraction by the possibility of a change in control. The agreements provide for severance payments and the continuation of certain welfare benefits to an executive whose employment is terminated, either voluntarily with “good cause” or involuntarily “without cause,” during the 18-month period following a change in control.

The amount of severance pay and the length of time welfare benefits continue is based on the executive’s position. Mr. Rainville, our chief executive officer, would be entitled to severance pay equal to three times his highest annual salary and annual bonus during the prior five years, and would be provided benefits for a three-year period, substantially equivalent to the benefits package he otherwise would have been entitled to receive if his employment had not been terminated. All the other named executive officers (except Mr. Leerentveld, who does not have a change in control agreement) would be entitled to severance pay equal to two times their highest annual salary and annual bonus during the prior five years, and would be provided benefits for a two-year period, substantially equivalent to the benefits package they otherwise would have been entitled to receive if their employment had not been terminated. The agreements also require tax reimbursement payments to executives to mitigate any excise tax imposed on the executive if payments under the agreements are deemed to be “excess parachute payments” under Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

The agreements also provide that upon a change in control all outstanding options will be fully vested, all resale and repurchase rights will lapse, and all restrictions on restricted stock will lapse. Each executive also is entitled to a cash payment to be used toward outplacement services equal to $25,000 for Mr. Rainville and $20,000 for each of the other named executive officers who are parties to the agreements.

Employment Agreement

In April 2005, the company entered into an employment agreement with Mr. Rudolf A. Leerentveld that outlined the terms of his employment upon the completion of the acquisition of Kadant Johnson Inc. (then known as The Johnson Corporation). The terms of the employment agreement reflected an arms-length negotiation with Mr. Leerentveld and were approved by our board of directors.

Under the terms of the employment agreement, Mr. Leerentveld became an employee of the company upon the completion of the acquisition on May 11, 2005. The term of employment is for a two-year period, expiring on May 11, 2007, unless the employment agreement is terminated before that date in accordance with its terms. The employment agreement also provided that Mr. Leerentveld would be named president of Kadant Johnson Inc., reporting directly to the company’s chief executive officer, Mr. Rainville, and have such duties and responsibilities as Mr. Rainville assigned. In addition, our board of directors agreed to consider the appointment of Mr. Leerentveld as a vice president of the company at the board of directors meeting held concurrently with the 2005 annual meeting of stockholders. Mr. Leerentveld was named a vice president on June 7, 2005.

Under the employment agreement Mr. Leerentveld is paid a minimum annual base salary of $225,000 and a minimum annual cash bonus of $300,000. In addition, on becoming an employee, Mr. Leerentveld was granted a non-qualified stock option to purchase 100,000 shares of our common stock at an exercise price equal to $19.07 per share, the closing price of our common stock on the NYSE on his employment date.

Mr. Leerentveld’s employment may be terminated by the company, without cause and for no cause, upon six months prior written notice and he may be placed on a paid leave during the notice period. In the event of such termination, the company agreed to pay to Mr. Leerentveld a lump sum on his employment termination date equal to one year of salary at the rate then in effect, his annual bonus for the prior year, if termination occurs after the end of the fiscal year and the bonus has not yet been paid, and a pro-rated bonus for the fiscal year in which his termination occurs. If Mr. Leerentveld voluntarily terminates employment before the expiration of the employment agreement, or if his employment is terminated by the company “for cause” (as defined in the agreement), or due to his death or disability (as determined under the agreement), he is not entitled to any additional compensation other than his compensation and benefits earned through his employment termination date.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of our board of directors administers the company’s executive compensation program. The committee consists solely of independent directors and is responsible for approving all elements of compensation for our executive officers. The committee provided the following report.

Compensation Philosophy

Our compensation policies are designed to reward and motivate executives to achieve long-term value for our stockholders by meeting our business objectives, and to attract and retain dedicated, talented individuals. We believe that an executive compensation program designed and administered with a clear and strong link to our business strategy, long-term goals, and value creation for our stockholders, will accomplish these objectives.

We use an outside compensation consultant to assess the competitiveness and design of our executive compensation program and to advise us on the appropriate level of compensation for our chief executive officer. Our goal is to assess continually all aspects of our compensation program to reflect the ongoing responsibilities of our management team under evolving regulatory requirements and as our company changes.

Components of Executive Compensation

The company’s executive compensation program consists of the following key elements:

•	base salary

•	annual cash incentive compensation or bonus

•	long-term incentives, primarily in the form of stock-based awards

We review and determine the components of executive compensation for the executive officers as described below.

Base Salary. Base salary levels are determined by the executive’s job responsibilities and competitive compensation rates for executives with similar roles in the marketplace. Base salaries are reviewed and adjusted annually based on a variety of factors, including general or regional economic conditions, cost of living changes, executive performance and changes in market rates of pay for comparable executives.

Bonus. The annual incentive component of executive compensation links pay to objective financial measures and achievement of subjective goals that we believe enhance stockholder value. At the beginning of each year, we determine a reference bonus for each executive based on a competitive range, which reflects the executive’s job responsibilities and competitive market conditions. At year-end, we determine the actual bonus to be paid to the executive based on our company’s overall performance and the performance of the businesses reporting to the executive, as well as our assessment of the achievement of stated subjective goals, which vary for each executive. In 2005, we measured our company’s performance on pre-determined growth in earnings per share and return on stockholders’ equity objectives, and individual businesses were measured on pre-determined growth in operating income and return on net assets.

Long-Term Incentive Compensation. We use stock-based awards to link long-term incentive compensation to long-term increases in stockholder value. Historically, we have used stock options or restricted stock awards to accomplish this goal. Our determination of the number of stock options to be granted or restricted stock to be awarded is based on competitive practices and the executive’s level of responsibility. We also give consideration to the number of stock options or shares of restricted stock previously granted to an executive in determining an appropriate award level. We did not grant stock options in 2005 to our executive officers, except to Mr. Leerentveld pursuant to his employment agreement. We intend to consider the grant of stock-based incentive awards, incorporating specific performance goals or objectives, for our senior management in the event the 2006 equity incentive plan is approved by our stockholders at this annual meeting.

2005 CEO Compensation

We used the same compensation philosophy and guidelines discussed above to determine Mr. Rainville’s 2005 compensation. In early 2005, our compensation consultant conducted a competitive analysis of Mr. Rainville’s compensation, comparing Mr. Rainville’s cash compensation to other companies within a designated group of companies in the pulp and paper industry and to a peer group of mid-cap companies of comparable size and complexity. Based on this competitive analysis, we concluded that Mr. Rainville’s salary and reference bonus were below the mid-range of comparable chief executive officers. As a result, we approved an increase in Mr. Rainville’s 2005 annual salary to approximate the mid-range in the competitive analysis of comparable organizations. We also increased Mr. Rainville’s reference bonus to approximate the 75th percentile of market practice referenced in the competitive analysis, which we believe reflects competitive factors and Mr. Rainville’s experience as a seasoned executive in the paper industry. We also approved a special bonus of $100,000, paid to Mr. Rainville in May 2005 upon the completion of the acquisition of Kadant Johnson Inc. In early 2006, we approved a bonus based on Mr. Rainville’s 2005 performance, applying the methodology we used for determining bonuses for the company’s other executive officers, as explained above. We did not grant any stock options to Mr. Rainville in fiscal 2005. We intend to review the long-term incentive compensation for our executive team, including Mr. Rainville, in 2006.

Policy on Deductibility of Compensation

Section 162(m) of the Code limits the tax deduction available to public companies for annual compensation paid to the chief executive officer and other named executive officers in excess of $1 million, unless the compensation qualifies as “performance-based” or is otherwise exempt from Section 162(m). We consider the potential effect of Section 162(m) in designing our executive compensation program, but we reserve the right to use our independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on our company. From time to time, we re-examine our executive compensation practices and the effect of Section 162(m).

By the compensation committee of the board of directors,

Dr. John M. Albertine (chairman)

Mr. Francis L. McKone

AUDIT COMMITTEE REPORT

The role of the audit committee is to assist the board of directors in its oversight of our company’s financial reporting process, as stated in the charter of the committee, which is available on the company’s web site at www.kadant.com. The committee provided the following report.

Management is responsible for the preparation, presentation and integrity of our company’s financial statements, its accounting and financial reporting principles, and its internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our company’s independent auditor is responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The audit committee is responsible for providing independent, objective oversight of these functions.

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2005, with management and our independent auditor, Ernst & Young LLP. We also discussed with Ernst & Young LLP the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. We have received from Ernst & Young LLP the letter and other written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have discussed with Ernst & Young LLP their independence from the company. We have also considered whether the provision of other non-audit services by Ernst & Young LLP is compatible with maintaining their independence.

Based on our review of the materials and discussions with management and the independent auditor described in this report, we recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

By the audit committee of the board of directors,

Mr. Francis L. McKone (chairman)

Dr. John M. Albertine

Dr. John K. Allen

Mr. Thomas C. Leonard

COMPARATIVE PERFORMANCE GRAPH

The following line graph compares the cumulative, five-year total stockholder return assuming an investment of $100 (and the reinvestment of any dividends) in our common stock, the Standard & Poor’s 500 Stock Index and the Dow Jones US Paper Index. The Dow Jones US Paper Index is comprised of the following companies: Bowater Inc., Caraustar Industries Inc., International Paper Co., Neenah Paper Inc., Pope & Talbot Inc., Potlatch Corp. and Wausau Paper Corp. Our common stock trades on the New York Stock Exchange under the ticker symbol “KAI.” Because our fiscal year ends on a Saturday, the graph uses the last trading day of our fiscal year.

Comparison of Total Returns Among Kadant Inc., the Standard & Poor’s 500 Stock Index

and the Dow Jones US Paper Index

from December 29, 2000 to December 31, 2005

	12/29/00	12/28/01	12/27/02	1/3/04	1/1/05	12/31/05
Kadant Inc.	100	86	89	121	119	108
S&P 500 Stock Index	100	88	69	88	98	103
Dow Jones US Paper Index	100	100	87	110	116	95

PROPOSAL 2

PROPOSAL TO APPROVE THE 2006 EQUITY INCENTIVE PLAN

In March 2006, the compensation committee recommended, and our board of directors adopted, the company’s 2006 equity incentive plan (the “Plan”), subject to stockholder approval. Under the Plan, 1,000,000 shares of the company’s common stock are available for issuance, subject to adjustment in the event of changes in capitalization, reorganization and other similar events. The compensation committee and our board of directors believe that the future success of the company depends, in large part, upon the ability of the company to maintain a competitive position in attracting, retaining and motivating key personnel, including personnel recently added to the company through acquisitions. The company currently has approximately 1,400 employees, including approximately 575 employees who were added upon the acquisition of Kadant Johnson Inc. in 2005. Furthermore, the last significant grant of employee stock options was made in connection with the company’s spinoff from its parent company in 2001 and such awards are fully vested. The compensation committee and our board of directors believe that it is in the best interests of our company and stockholders to provide for equity-based awards to the key employees of the company, including those employees in newly acquired businesses, and do not believe that the current number of shares available under the company’s existing equity incentive plans are sufficient to meet the company’s needs. As of March 31, 2006, 240,516 shares were available for issuance under the company’s existing equity incentive plans.

The closing price per share of the common stock on the NYSE on April 10, 2006 was $23.23.

Summary of the Plan

The following summary of the material features of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix A.

Purpose. The purpose of the Plan is to advance the interests of the company and its stockholders by enhancing the company’s ability to attract, retain and motivate persons who are expected to make important contributions to the company. The Plan is intended to accomplish these goals by enabling the company to offer such persons equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the company’s stockholders and to encourage them to continue in the service of the company and to pursue the long-term growth, profitability and financial success of the company.

Eligibility and Types of Awards. Employees, officers, directors and consultants of the company and its subsidiaries are eligible to receive stock options, stock appreciation rights, restricted stock and other stock-based awards (each, an “Award”) under the Plan.

Administration. The Plan is administered by our board of directors, which has the authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable. The board of directors may delegate its powers under the Plan to one or more committees or subcommittees of our board of directors. Our board of directors has authorized the compensation committee to administer the Plan. The compensation committee is currently comprised of two directors who are (a) “independent directors” for the purposes of the company’s corporate governance guidelines, the compensation committee’s charter and the NYSE listing requirements, (b) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (c) “outside directors” within the meaning of Section 162(m) of the Code. All references in this summary to our board of directors shall mean the company’s board of directors or the compensation committee to the extent that the powers and authority of our board of directors under the Plan have been delegated to the compensation committee.

Shares Available for Award. Awards for up to 1,000,000 shares of common stock may be made under the Plan, subject to adjustment in the event of changes in capitalization, reorganization and change in control events.

Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of counting shares available for issuance under the Plan, shares underlying any Award that expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or otherwise results in any shares not having been issued, will again be available for issuance under the Plan. Shares underlying stock appreciation rights will only be counted to the extent they are stand-alone (not granted in tandem with an option) and may not be settled solely in cash. Shares tendered to the company to purchase shares upon the exercise of an Award or to satisfy tax withholding obligations will also be added back to the number of shares available under the Plan. Shares granted in assumption of or in substitution for outstanding awards of another company acquired by or combined with our company will also not count against the shares available under the Plan, unless required by law or regulation.

Individual Participant Limitations. Subject to adjustment in the event of changes in capitalization, reorganization and change in control events, the maximum number of shares of common stock that may be granted to any participant under the Plan is 500,000 per calendar year.

Stock Options. Our board of directors may grant either “incentive” stock options within the meaning of Section 422 of the Code or “nonstatutory” stock options (options not intended to qualify as incentive stock options). Our board of directors determines the terms of each option at the time of grant, including the number of shares of common stock to be covered by, the exercise price of, and the conditions and limitations applicable to the exercise of each option. The Plan provides that the exercise price of an option may not be less than 100% of the fair market value per share of common stock on the date of grant and that the term of an option may not exceed ten years. The Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or, except as our board of directors may otherwise provide in an option agreement, by an undertaking of a broker in connection with a “cashless exercise,” (ii) subject to certain conditions, surrender to the company of shares of common stock, (iii) subject to certain conditions, delivery to the company of a promissory note, (iv) any combination of these forms of payment, or (v) any other lawful means as our board of directors may determine.

Stock Appreciation Rights. Our board of directors may grant stock appreciation rights in tandem with or separately from stock options granted under the Plan, on such terms and subject to such conditions as our board of directors may specify, except that the exercise or base price may not be less than the fair market value of the underlying shares on the date of grant and the term may not exceed ten years. A stock appreciation right granted in tandem with an option may be exercised for shares or by surrendering the underlying option in exchange for a distribution from the company in an amount in cash or shares equal to the excess of the fair market value of the shares surrendered on the surrender date over the aggregate purchase price for the surrendered shares. A stand-alone stock appreciation right may be exercised in exchange for a distribution from the company in cash or shares equal to the excess of the fair market value of the underlying shares on the exercise date over the aggregate base price in effect for the underlying shares. The company has not issued stock appreciation rights under any of its existing equity incentive plans and does not currently have any stock appreciation rights outstanding.

Restricted Stock and Restricted Stock Units. Our board of directors may grant shares of restricted stock subject to forfeiture or the right of the company to repurchase such shares in the event conditions specified by our board of directors have not been met. Our board of directors may also grant restricted stock units, which are contractual rights to receive, at a future date, shares or an amount based on the fair market value of a share, subject to restrictions specified by our board of directors. Our board of directors determines the terms of Awards of restricted stock or restricted stock units at the time of grant, including the conditions for repurchase or forfeiture and the issue price, if any. Awards of restricted stock or restricted stock units that vest solely upon the passage of time are required to vest ratably over three years from the date of grant (e.g. one-third on the first anniversary, one-third on the second anniversary, and 100% on the third anniversary). Our board of directors may also grant up to a maximum of 250,000 shares of Common Stock to which these vesting restrictions do not apply.

These limitations on vesting do not apply to Awards that vest based on performance goals determined by our board of directors (including Awards granted in accordance with Section 162(m) of the Code as “performance-based compensation”).

Performance-based Compensation Awards. Our board of directors may grant Awards that entitle a participant to receive cash or stock, or a combination, upon the achievement of performance goals. If an Award is intended to meet the requirements of Section 162(m) of the Code, then the lapsing of restrictions and the distribution of shares pursuant to the Award, as applicable, will be subject to the achievement of one or more objective performance goals established by a committee of our board of directors comprised solely of “outside directors” within the meaning of Section 162(m) of the Code (the “Section 162(m) Committee”). The Section 162(m) Committee may be the same as the compensation committee if the members of the compensation committee meet the Section 162(m) criteria.

The objective performance goals established by the Section 162(m) Committee shall be based on the attainment of specified levels of one or any combination of the following, which may be absolute or measured against or in relation to other companies comparably, similarly or otherwise situated (collectively “Performance Measures”): (a) earnings per share, (b) return on average equity or average assets in relation to a peer group of companies designated by the Section 162(m) Committee, (c) earnings, (d) earnings growth, (e) earnings per share growth, (f) earnings before interest, taxes and amortization (“EBITA”), (g) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (h) operating income, (i) operating margins, (j) division income, (k) revenues, (l) expenses, (m) stock price, (n) market share, (o) return on sales, assets, equity or investment, (p) achievement of balance sheet or income statement objectives, (q) net cash provided from continuing operations, (r) stock price appreciation, (s) total shareholder return, (t) strategic initiatives, (u) cost control, (v) net operating profit after tax, (w) pre-tax or after-tax income, (x) cash flow, (y) net income, and (z) financial ratios contained in the Company’s debt instruments. To the extent permissible under Section 162(m), the measurement of Performance Measures may exclude or be adjusted to reflect any one or more of (i) extraordinary items or other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) cumulative effects of changes in accounting principles, (v) the writedown of any asset, and (vi) charges for restructuring and rationalization programs. Performance Measures may vary by participant and may be different for different Awards, and may be particular to a participant or the line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Section 162(m) Committee. The Section 162(m) Committee will set the Performance Measures within the time period prescribed by, and will otherwise comply with the requirements of Section 162(m).

The Section 162(m) Committee may adjust downward, but not upward, the cash or the number of shares payable pursuant to an Award that is intended to meet the requirements of Section 162(m). The Section 162(m) Committee may not waive the achievement of the applicable Performance Measures except in the case of the death or disability of the participant or in such other circumstances as may be permitted under Section 162(m).

Other Stock-Based Awards. Our board of directors may grant other Awards of shares of common stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property. Subject to the provisions of the Plan, our board of directors will determine the conditions of each such Award, including any applicable purchase price.

Deferred Awards. Our board of directors may permit the deferral of any Award, whether payable in cash or shares, and may accelerate the time at which delivery of all or any part of shares or cash will occur. However, no deferral of gains on the exercise of stock options or stock appreciation rights is permitted under the Plan.

Repricing. Unless approved by the company’s stockholders, (a) no outstanding option granted under the Plan may be amended to provide an exercise price lower than the then-current exercise price of the option (other than adjustments for changes in capitalization, reorganization and change in control events) and (b) no outstanding stock appreciation right granted under the Plan may be amended to provide an exercise price or base price lower than the current exercise price or base price (other than adjustments for changes in capitalization, reorganization and change in control events).

Changes in Capitalization. Our board of directors may make appropriate adjustments to the number of shares of common stock available under the Plan and under outstanding Awards, the exercise prices and share limitations relating to Awards, in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than an ordinary cash dividend.

Payment of Purchase Price. Except as otherwise provided in the Plan, the purchase price of Common Stock or other rights acquired or granted pursuant to the Plan shall be determined by the Board. The Board may determine the method of payment for Common Stock acquired pursuant to the Plan and may determine that all or any part of the purchase price has been satisfied by past services rendered by a participant.

Change in Control Events. Except as may be otherwise provided in the written agreement evidencing an Award, upon the occurrence of a Change in Control event (as defined in the Plan), (i) outstanding stock options, stock appreciation rights or other stock-based awards that are not then exercisable and fully vested will become fully exercisable and vested for the remainder of their terms, (ii) outstanding restricted stock Awards, restricted stock units or other stock-based Awards subject to restrictions shall be deemed to be fully vested, free of restrictions and conditions (including any right of repurchase by the company) and (iii) the restrictions and other deferral limitations applicable to other Awards shall lapse, and such Awards shall be fully vested, exercisable and free of all restrictions or conditions.

Transferability of Awards. Awards are non-transferable, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Our board of directors may permit or provide in an Award for the gratuitous transfer of the Award by the participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the participant and/or an immediate family member if, with respect to such proposed transferee, the company would be eligible to use a Form S-8 for the registration of the sale of the common stock subject to such option under the Securities Act of 1933, as amended. The company will not be required to recognize any such proposed transfer until such time as the participant and the proposed transferee shall, as a condition to such transfer, deliver to the company a written instrument in form and substance satisfactory to the company confirming that such transferee shall be bound by all of the terms and conditions of the Award.

Effective Date and Term of Plan. The Plan became effective on March 8, 2006 (the date on which the Plan was adopted by our board of directors), but no Award may be granted unless and until the Plan is approved by the company’s stockholders. No Awards may be granted under the Plan after the completion of ten years from the date on which the Plan is approved by the company’s stockholders.

Amendment of Plan. Our board of directors may amend, suspend or terminate the Plan or any part of the Plan at any time, subject to certain limitations. No amendment will be considered effective without stockholder approval if the amendment (i) requires stockholder approval under the rules of the NYSE, (ii) limits or removes a prohibition on the repricing of options or stock appreciation rights, (iii) is required by Section 162(m) of the Code to the extent the amendment is applicable to an Award that is intended to comply with Section 162(m), or (iv) is required by Section 422 of the Code to the extent the amendment is applicable to an incentive stock option.

Compliance with Section 409A of the Code. It is intended that the Plan and Awards made under the Plan comply with or be exempt from the provisions of Section 409A of the Code to the extent that Section 409A of the Code is applicable. Our board of directors intends to administer the Plan in a manner consistent with such intent, and any provision that would cause the Plan or an Award to which Section 409A of the Code applies fail to comply with Section 409A shall not be considered effective until amended to comply with such provision.

New Plan Benefits

The grant of Awards under the Plan is discretionary and the company cannot now determine the number or type of Awards to be granted in the future to any particular person or group, including each named executive officer, the executive officers or other officers as a group, or non-management directors as a group. No Awards have been made under the Plan as of the date hereof.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences of transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe any state, local or foreign tax consequences. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code related to non-qualified deferred compensation.

Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If the optionee does not dispose of shares acquired pursuant to the exercise of an incentive stock option within the later of two years from the date of grant or one year after the transfer of such shares to the optionee, then, for federal income tax purposes, upon the subsequent sale of the shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the company.

If the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option within the two- and one-year holding period, generally, the optionee will recognize ordinary compensation income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price of the option, and the company will be entitled to deduct such amount, subject to the limitations of Section 162(m) of the Code. Any further gain recognized will be taxed as short- or long-term capital gain and will not result in any deduction by the company. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If any incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of an optionee.

Nonstatutory Stock Options. With respect to nonstatutory stock options granted under the Plan, no income is recognized by the optionee at the time the option is granted. Generally, at exercise, ordinary compensation income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the company receives a tax deduction for the same amount, subject to the limitations of Section 162(m) of the Code. At disposition of the shares, appreciation or depreciation after the date of exercise is treated as either short- or long-term capital gain or loss depending on how long the shares have been held.

Stock Appreciation Rights. A recipient will not be taxed upon the grant of a stock appreciation right. A recipient generally will recognize ordinary compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of any such stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be treated as either short- or long-term capital gain or loss depending on how long the shares have been held.

Restricted Stock. A recipient of restricted stock that is subject to a risk of forfeiture generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for the stock. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock will recognize ordinary compensation income on the date of issuance equal to the fair market value of the restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. The company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient, subject to the limitations of Section 162(m) of the Code.

Upon the sale of the shares after the forfeiture period has expired, the appreciation or depreciation after the shares become transferable or free from risk of forfeiture (of, if a Section 83(b) election was made, since the shares were issued) will be treated as long- or short-term capital gain or loss. The holding period to determine whether the recipient has long- or short-term capital gain or loss begins just after the forfeiture period expires (or just after the earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

Performance Awards. The recipient of unrestricted common stock as a performance Award will generally be subject to tax at ordinary income rates on the fair market value of any common stock issued under the Award, and the company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient. Any cash received under a performance Award will be included in income at the time of receipt. The fair market value of any common stock received will also generally be included in income (and a corresponding deduction will generally be available to the company) at the time of receipt. The capital gain or loss holding period for any common stock distributed under a performance Award will begin when the recipient recognizes ordinary income in respect of that distribution.

Recommendation

Our board of directors believes that the Plan is an important tool for the company to attract and retain key employees and to be able to continue to offer them the opportunity to participate in the ownership and growth of the company.

Our board of directors believes that the Plan is in the best interests of the company and its stockholders and recommends a vote FOR approval of the Plan. Proxies solicited by our board of directors will be voted FOR the proposal unless stockholders otherwise specify to the contrary on their proxy.

INDEPENDENT AUDITOR

The audit committee of our board of directors has retained Ernst & Young LLP as our independent auditor for the current fiscal year and the preceding fiscal year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees of Independent Auditor

The following table summarizes the fees of Ernst & Young LLP, our independent auditor, billed to us for each of the last two fiscal years for audit and other services. All such services were approved by the audit committee of our board of directors, in accordance with its pre-approval policy and procedures as described below in the section captioned “Pre-approval Policy and Procedures.”

Fee Category	Fiscal 2005	Fiscal 2004
Audit Fees (1)	$1,577,100	$989,400
Audit-Related Fees (2)	$200,000	$1,337,562
Tax Fees (3)	$522,000	$120,840
All Other Fees	$0	$0

Total Fees	$2,298,900	$2,447,802

(1)	Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements. These fees also include expanded audit procedures or consultations with the company’s management as to the accounting or disclosure treatment of transactions or events under the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, Financial Accounting Standards Board or other regulatory or standard setting bodies. Audit fees in 2005 included $722,500 for audit services related to the inclusion of The Johnson Corporation, acquired in May 2005.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under “Audit Fees.” Audit-related fees of $255,200 in 2004 related to the evaluation of the impact of the internal control reporting obligations and guidance for company personnel in implementing the internal control documentation required by these obligations. These services in 2004 also included of $1,082,362 for services related to financial due diligence for the acquisition of The Johnson Corporation. Audit-related services in 2005 included $50,000 associated with SEC filings related to our acquisition of The Johnson Corporation and $150,000 related to financial due diligence for our proposed acquisition of the assets of a Chinese company.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services related to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services. Tax compliance services accounted for $107,000 of the total tax fees paid for 2005 and $85,000 of the total tax fees paid for 2004. Tax advice and tax planning services related primarily to assistance with tax audits and appeals, and international tax planning. Tax advice and tax planning services accounted for $415,000 of the total tax fees paid for 2005 and $35,840 of the total tax fees paid for 2004.

Pre-Approval Policy and Procedures

The audit committee of our board of directors has adopted a policy requiring that all audit and non-audit services to be performed by our company’s independent auditor be approved in advance by the committee. Generally, the services must be approved in advance by the audit committee at a meeting, at which the services to be provided are described, any non-audit service to be performed is confirmed to be a permissible non-audit service and a maximum amount for the service is provided. The monetary limit may not be exceeded without obtaining further pre-approval under this policy.

The audit committee may pre-approve specified types of services that are expected to be provided to our company by its independent auditor during the next 12 months. A condition to such pre-approval is that the service be described in sufficient detail and be subject to a maximum dollar amount. An example of such services would be the quarterly review of the company’s interim financial statements.

The audit committee has delegated to the chairman of the committee the authority to pre-approve any audit or non-audit services to be provided by the independent auditor, provided that the service is described in sufficient detail and is subject to a maximum dollar amount. The approval of such services must be reported to the entire committee at its next regular meeting.

OTHER ACTION

We are not aware at this time of any other matters that will be presented for action at the 2006 annual meeting of stockholders. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of the proxy holders.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement and form of proxy relating to our 2007 annual meeting of stockholders and to be presented at that meeting must be received by us for inclusion in the proxy statement and form of proxy no later than December 30, 2006. In addition, our bylaws contain an advance notice provision that requires stockholders who desire to bring proposals before an annual meeting (which proposals are not to be included in our proxy statement and are submitted outside the processes of Rule 14a-8 of the Exchange Act) to comply with the advance notice provision. The advance notice provision requires that stockholders give timely written notice of their proposal to our corporate secretary. To be timely, notices must be delivered to our corporate secretary at our principal executive office not less than 60 nor more than 90 days before the first anniversary of the prior year’s annual meeting of stockholders. Accordingly, a stockholder who intends to present a proposal at the 2007 annual meeting of stockholders must provide written notice of the proposal to our corporate secretary after February 24, 2007 and before March 25, 2007. Proposals received at any other time will not be voted on at the meeting. Stockholders who wish to nominate director candidates for the stockholders to consider must include in the notice the additional information specified in our bylaws including, among other things, the candidate’s name, biographical data and qualifications. If a stockholder makes a timely notification, the proxies that we solicit for the meeting may still exercise discretionary voting authority on the proposal, consistent with the proxy rules of the SEC.

SOLICITATION STATEMENT

The cost of this solicitation of proxies will be borne by the company. Solicitation will be made primarily by mail, but our regular employees may solicit proxies personally or by telephone, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of shares registered in their names, and we will reimburse such parties for their reasonable charges and expenses.

Acton, Massachusetts

April 17, 2006

APPENDIX A

KADANT INC.

2006 EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this 2006 Equity Incentive Plan (the “Plan”) of Kadant Inc. (the “Company”) is to advance the interests of the Company and its stockholders by enhancing the Company’s ability to attract, retain and motivate persons (such as employees, officers and directors of, and consultants to, the Company and its subsidiaries) who are expected to make significant contributions to the future growth and success of the Company and its subsidiaries. The Plan is intended to accomplish these goals by enabling the Company to offer such persons equity ownership opportunities or performance-based stock incentives in the Company, or any combination thereof (“Awards”), that are intended to align their interests with those of the Company’s stockholders and to encourage them to continue in the service of the Company and to pursue the long-term growth, profitability and financial success of the Company.

2.	Administration

The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have full power to interpret and administer the Plan, including full authority to:

•	prescribe, amend and rescind rules and regulations relating to the Plan and Awards,

•	select the persons to whom Awards will be granted (“Participants”),

•	determine the type and amount of Awards to be granted to Participants (including any combination of Awards),

•	determine the terms and conditions of Awards granted under the Plan (including terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change in control, vesting, forfeiture, restrictions, dividends and interest, if any, on deferred amounts),

•	waive compliance by a Participant with any obligation to be performed by him or her under an Award,

•	waive any term or condition of an Award, cancel an existing Award in whole or in part with the consent of a Participant,

•	grant replacement Awards,

•	accelerate the vesting or lapse of any restrictions of any Award,

•	correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award, and

•	adopt the form of instruments evidencing Awards under the Plan and change such forms from time to time.

Any interpretation by the Board of the terms and provisions of the Plan or any Award thereunder and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive on all parties and any person claiming under or through any party. No director shall be liable for any action or determination made in good faith.

The Board may, to the full extent permitted by law, delegate any or all of its responsibilities under the Plan to a committee (the “Committee”) appointed by the Board and consisting of independent members of the Board. All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

3.	Effective Date

The Plan was adopted by the Board on March 8, 2006, subject to the approval of the Plan by the Company’s stockholders. No Awards may be granted under the Plan unless and until the Plan has been approved by the Company’s stockholders and no Awards may be made under the Plan after the tenth anniversary of the date of such stockholder approval.

4.	Shares Available for Awards

4.1	Authorized Number of Shares

Subject to adjustment as provided in Section 9.6, the total number of shares of common stock of the Company, par value $.01 per share (the “Common Stock”), reserved and available for distribution under the Plan shall be 1,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2	Share Counting

The following rules shall apply in determining the number of shares of Common Stock remaining available for issuance under the Plan:

•	shares of Common Stock covered by Awards of stand-alone stock appreciation rights shall be counted against the number of shares available for the grant of Awards under the Plan; provided that Awards of stand-alone stock appreciation rights that may be settled in cash only shall not be so counted;

•	if any Award of shares of Common Stock expires or terminates without having been exercised in full, is forfeited or is otherwise terminated, surrendered or cancelled in whole or in part (including as a result of shares of Common Stock subject to such Award being repurchased by the Company pursuant to the terms of any Award), the unused shares of Common Stock covered by such Award shall be available again for the future grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any applicable limitations under the Internal Revenue Code of 1986, as amended (the “Code”);

•	if any Award results in Common Stock not being issued (including as a result of a stand-alone stock appreciation right that could be settled either in cash or in stock and was actually settled in cash), the unused shares of Common Stock covered by such Award shall be available again for the future grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code;

•	any shares of Common Stock tendered to the Company by a Participant to purchase shares of Common Stock upon the exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation), shall be added to the number of shares of Common Stock available for the future grant of Awards under the Plan; and

•	Any shares of Common Stock underlying Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its subsidiaries or affiliates or with which the Company or any of its subsidiaries or affiliates combines, shall not, unless required by law or regulation, count against the number of shares of Common Stock available for the future grant of Awards under the Plan.

4.3	Participant Limitation

Subject to adjustment as provided in Section 9.6, the maximum number of shares of Common Stock permitted to be granted under any Award or combination of Awards to a single Participant during any one calendar year shall be 500,000 shares of Common Stock.

5.	Eligibility

All of the employees, officers and directors of, and consultants to, the Company and its subsidiaries, or other persons are eligible to receive Awards under the Plan. The Board, or other appropriate committee or person to the extent permitted pursuant to the last two sentences of Section 2, shall from time to time select from among such eligible persons those who will receive Awards under the Plan.

6.	Types of Awards

The Board may offer Awards under the Plan in any form of equity-based interest, equity-based incentive or performance-based stock incentive in Common Stock of the Company or any combination thereof. The type, terms and conditions and restrictions of an Award shall be determined by the Board at the time such Award is made to a Participant. An Award shall be made at the time specified by the Board, shall be subject to such conditions or restrictions as may be imposed by the Board and shall conform to the general rules applicable under the Plan as well as any special rules then applicable under federal tax laws or regulations or the federal securities laws relating to the type of Award granted.

Without limiting the foregoing, Awards may take the following forms and shall be subject to the following rules and conditions:

6.1	Options

An option is an Award that entitles the holder on exercise thereof to purchase Common Stock at a specified exercise price. Options granted under the Plan may be either incentive stock options (“incentive stock options”) that meet the requirements of Section 422 of the Code, or options that are not intended to meet the requirements of Section 422 of the Code (“nonstatutory options”).

6.1.1 Option Price. The price at which Common Stock may be purchased upon exercise of an option shall be determined by the Board, provided however, the exercise price shall not be less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board as of the date of grant.

6.1.2 Option Grants. The granting of an option shall take place at the time specified by the Board. Options shall be evidenced by written option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including but not limited to vesting and forfeiture provisions, acceleration, change in control, protection in the event of merger, consolidations, dissolutions and liquidations) as the Board shall deem advisable. Option agreements shall expressly state whether an option grant is intended to qualify as an incentive stock option or nonstatutory option.

6.1.3 Option Period. An option will become exercisable at such time or times (which may be immediately or in such installments as the Board shall determine) and on such terms and conditions as the Board shall specify. The option agreements shall specify the terms and conditions applicable in the event of an option holder’s termination of employment during the option’s term. No option may be granted for a term in excess of 10 years.

Any exercise of an option must be in writing, signed by the proper person and delivered, by mail or electronically, to the Company, accompanied by (1) any additional documents required by the Board and (2) payment in full in accordance with Section 6.1.4 for the number of shares for which the option is exercised.

6.1.4 Payment of Exercise Price. Stock purchased on exercise of an option shall be paid for as follows: (1) in cash or by check (subject to such guidelines as the Company may establish for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing the option

(or in the case of a nonstatutory option, by the Board at or after grant of the option), (i) through the delivery of shares of Common Stock that have been outstanding for at least six months (or such other minimum length of time the Board expressly approves) and that have a fair market value (determined in accordance with procedures prescribed by the Board) equal to the exercise price, (ii) by delivery of a promissory note of the option holder to the Company, payable on such terms as are specified by the Board, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, (iv) by any combination of the foregoing permissible forms of payment or (v) such other lawful consideration as the Board may determine.

6.1.5 Limitation on Repricing. Unless approved by the Company’s stockholders, no outstanding option granted under the Plan may be amended to provide an exercise price per share that is lower than the current exercise price per share of such outstanding option (other than adjustments pursuant to Section 9.6).

6.1.6 Special Rules for Incentive Stock Options. Each provision of the Plan and each option agreement evidencing an incentive stock option shall be construed so that each incentive stock option shall be an incentive stock option as defined in Section 422 of the Code or any statutory provision that may replace such Section, and any provisions thereof that cannot be so construed shall be disregarded. Instruments evidencing incentive stock options shall contain such provisions as are required under applicable provisions of the Code. Incentive stock options may be granted only to employees of the Company and its subsidiaries.

6.2	Stock Appreciation Rights

A stock appreciation right (“SAR”) is an Award entitling the recipient, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (in such form to be determined by the Board) determined in whole or in part by reference to appreciation after the date of grant in the fair market value of a share of Common Stock. The terms of SARs shall be determined by the Board in its discretion, except that the term of an SAR may not exceed ten years from the date of grant. SARs may be granted in tandem with, or separately from, options granted under the Plan.

6.2.1 Tandem Awards. Participants may be granted a tandem SAR, consisting of SARs granted with an underlying option, exercisable upon such terms and conditions as the Board shall establish. Tandem SARs shall provide that the Participant may elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option in exchange for a distribution from the Company in an amount equal to the excess of (a) the fair market value (on the option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such vested shares. No option surrender shall be effective unless it is approved by the Board, either at the time of the actual option surrender or at any earlier time. If the option surrender is approved, then the distribution to the Participant may be made in shares valued at fair market value (on the option surrender date), in cash, or partly in shares and partly in cash, as the Board shall deem appropriate. If the surrender of an option is not approved by the Board, then the Participant shall retain whatever rights he or she had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights in accordance with the terms of the option Award.

6.2.2 Stand-alone SARs. Participants may be granted a SAR not expressly granted in tandem with an option. The stand-alone SAR shall cover a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Board shall establish. Upon exercise of a stand-alone SAR, a Participant shall be entitled to receive a distribution from the Company in an amount equal to the excess of (a) the fair market value (on the exercise date) of the number of shares underlying the exercised right over (b) the aggregate base price in effect for those shares. The number of shares underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board at the time the stand-alone SAR is granted, provided however, that the base price per share may not be less than 100% of the fair market value per share of Common

Stock as determined by (or in a matter approved by) the Board as of the date of grant. The distribution to the Participant with respect to an exercised stand-alone SAR may be made in shares valued at fair market value on the exercise date, in cash, or partly in shares and partly in cash, as the Board shall deem appropriate.

6.2.3 Limitation on Repricing. Unless approved by the Company’s stockholders, no outstanding SAR granted under the Plan may be amended to decrease the exercise price or base price applicable to such SAR (other than adjustments pursuant to Section 9.6).

6.3	Restricted Stock and Restricted Stock Units

An Award of restricted stock entitles the recipient thereof to acquire shares of Common Stock upon payment of the purchase price, if any, subject to restrictions specified in the instrument evidencing the Award. A restricted stock unit is an Award of a contractual right to receive, at a future date, shares or an amount based on the fair market value of a share of Common Stock, subject to restrictions specified in the instrument evidencing the Award.

6.3.1 Restricted Stock Awards. Awards of restricted stock and restricted stock units shall be evidenced by written agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including restriction and forfeiture provisions, restrictions based upon the achievement of specific performance goals, change in control, protection in the event of mergers, consolidations, dissolutions and liquidations) as the Board shall deem advisable. Restricted stock units awarded to a Participant may be settled in shares valued at fair market value on the settlement date, in cash, or partly in shares or partly in cash, as the Board shall deem appropriate.

6.3.2 Restrictions. Until the restrictions specified in a restricted stock agreement shall lapse, restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and upon certain conditions specified in the restricted stock agreement, must be resold to the Company for the price, if any, specified in such agreement. The restrictions shall lapse at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares shall lapse.

6.3.3 Vesting. Awards of restricted stock or restricted stock units that vest based on the passage of time alone shall vest ratably on each of the first three anniversaries of the date of grant (1/3 on the first anniversary, an additional 1/3 on the second anniversary and 100% on the third anniversary). This vesting provision shall not apply to Awards that vest based on performance goals determined by the Board (including performance-based compensation Awards under Section 6.4). In addition, the Board may grant up to a maximum of 250,000 shares of Common Stock with vesting provisions that vary from the first sentence of this Section 6.3.3.

6.3.4 Rights as a Stockholder. A Participant holding an Award of restricted stock units shall have no ownership interest in the shares of Common Stock to which the restricted stock units relate until payment with respect to such restricted stock units is actually made in shares of Common Stock. A Participant who acquires shares of restricted stock will have all of the rights of a Stockholder with respect to such shares including the right to receive dividends and to vote such shares, although the Board may determine that dividends and other property payable to a Participant shall be distributed only if and when the restrictions imposed on the applicable restricted stock lapse. Unless the Board otherwise determines, certificates evidencing shares of restricted stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

6.3.5 Purchase Price. The purchase price of shares of restricted stock shall be determined by the Board, in its sole discretion.

6.3.6 Other Awards Settled With Restricted Stock. The Board may provide that any or all of the Common Stock delivered pursuant to an Award will be restricted stock.

6.4	Performance-Based Compensation

6.4.1 Performance Awards. A performance Award entitles the recipient to receive, without payment, an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), following the attainment of performance goals. Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Board to be important to the success of the Company. The Board will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

6.4.2 Section 162(m) Performance-Based Awards. The Board may delegate the administration and grant of Awards to a Committee approved by the Board, the members of which all are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”), for the purpose of granting Awards that satisfy all the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code (“Performance-based Compensation”). If the Section 162(m) Committee determines, at the time a restricted stock Award or other stock-based Award is granted to a Participant, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “Covered Employee” (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 6.4.2 is applicable to such Award. The Section 162(m) Committee may be the same as the Compensation Committee, if the members of the Compensation Committee meet the criteria for the Section 162(m) Committee.

6.4.2.1 Performance Measures. Awards subject to this Section shall provide that the lapsing of restrictions and the distribution of cash or shares pursuant to the Award, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on attainment of specified levels of one or any combination of the following, which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated, (collectively “Performance Measures”): (a) earnings per share, (b) return on average equity or average assets in relation to a peer group of companies designated by the Section 162(m) Committee, (c) earnings, (d) earnings growth, (e) earnings per share growth, (f) earnings before interest, taxes and amortization (“EBITA”), (g) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (h) operating income, (i) operating margins, (j) division income, (k) revenues, (l) expenses, (m) stock price, (n) market share, (o) return on sales, assets, equity or investment, (p) achievement of balance sheet or income statement objectives, (q) net cash provided from continuing operations, (r) stock price appreciation, (s) total shareholder return, (t) strategic initiatives, (u) cost control, (v) net operating profit after tax, (w) pre-tax or after-tax income, (x) cash flow, (y) net income, and (z) financial ratios contained in the Company’s debt instruments. To the extent not inconsistent under Section 162(m), the measurement of Performance Measures may exclude or be adjusted to reflect any one or more of (i) extraordinary items or other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) cumulative effects of changes in accounting principles, (v) the writedown of any asset and (vi) charges for restructuring and rationalization programs. The Performance Measures may be particular to a Participant, or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee. Performance Measures will be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

6.4.2.2 Adjustment of Performance Measures. With respect to Awards that are intended to be subject to this Section 6.4.2, the Section 162(m) Committee may adjust downward, but not upward, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or in such other circumstances as may be permitted under Section 162(m).

6.4.2.3 Committee Discretion. Nothing in this Section 6.4.2 is intended to limit the Board’s discretion to adopt conditions or goals that relate to performance with respect to any Award that is not intended to qualify as Performance-based Compensation. In addition, the Board may, subject to the terms of the Plan, amend previously granted Awards in a way that disqualifies them as Performance-based Compensation.

6.4.2.4 Change in Law. In the event that the requirements of Section 162(m) and the regulations thereunder change to permit the Section 162(m) Committee discretion to alter the Performance Measures without obtaining stockholder approval of such changes, the Section 162(m) Committee shall have sole discretion to make such changes without obtaining stockholder approval.

6.5	Other Stock-Based Awards

The Board may grant equity-based or equity-related Awards not otherwise described herein in such amounts and subject to such terms and conditions as the Board may determine. By way of illustration and not limitation, such other stock-based Awards may (i) involve the transfer of actual shares of Common Stock, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock; (ii) be subject to performance-based or service-based conditions; (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares or other form of stock-based incentive; or (iv) be designed to comply with applicable laws of jurisdictions other than the United States.

6.6	Deferred Payments or Delivery of Shares; Limitation on Options and SARs

The Board may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination, shall be deferred or may, in its sole discretion, approve deferral elections by Participants, on such conditions, as the Board may specify. The Board may at any time accelerate the time at which delivery of all or any part of shares of the Common Stock will take place. Notwithstanding the foregoing, deferral of option or SAR gains shall not be permitted under the Plan.

7.	Purchase Price and Payment

Except as otherwise provided in the Plan, the purchase price of Common Stock to be acquired pursuant to an Award shall be the price determined by the Board, provided that such price shall not be less than the par value of the Common Stock. Except as otherwise provided in the Plan, the Board may determine the method of payment of the exercise price or purchase price of an Award granted under the Plan and the form of payment. The Board may determine that all or any part of the purchase price of Common Stock pursuant to an Award has been satisfied by past services rendered by the Participant. The Board may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

8.	Change in Control

8.1	Impact of Event

In the event of a “Change in Control” as defined in Section 8.2, as applicable, the following provisions shall apply, unless the agreement evidencing the Award otherwise provides (by specific explicit reference to Section 8.2 below). If a Change in Control occurs while any Awards are outstanding, then, effective upon the Change in Control, all outstanding Awards of a Participant shall be accelerated as follows: (i) each outstanding stock option, stock appreciation right or other stock-based Award granted under the Plan that was not previously exercisable and vested shall become immediately exercisable in full and vested, and will no longer be subject to a right of repurchase by the Company, and will remain exercisable throughout their entire term, (ii) each outstanding restricted stock award, restricted stock unit or other stock-based Award subject to restrictions and to the extent not fully vested, shall be deemed to be fully vested, free of restrictions and conditions and no longer subject to a right of repurchase by the Company, and (iii) the restrictions and other deferral limitations applicable to other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and exercisable to the full extent of the original grant.

8.2	Definition of “Change in Control”

“Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions of shares of Common Stock shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this definition; or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board as of March 8, 2006 or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

9.	General Provisions

9.1	Documentation of Awards

Awards will be evidenced by written instruments, which may differ among Participants, prescribed by the Board from time to time. Such instruments may be in the form of agreements to be executed by both the

Participant and the Company or certificates, letters or similar instruments which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof. Such instruments shall conform to the requirements of the Plan and may contain such other provisions (including provisions relating to events of merger, consolidation, dissolution and liquidations, change in control and restrictions affecting either the agreement or the Common Stock issued thereunder), as the Board deems advisable.

9.2	Rights as a Stockholder

Except as specifically provided by the Plan or the instrument evidencing the Award, the receipt of an Award will not give a Participant rights as a Stockholder with respect to any shares covered by an Award until the date of issue of a stock certificate to the Participant for such shares.

9.3	Conditions on Delivery of Stock

The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

9.4	Tax Withholding

The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the “withholding requirements”).

In the case of an Award pursuant to which Common Stock may be delivered, the Board will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Board may permit the Participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement.

9.5	Transferability of Awards

Except as may be authorized by the Board, in its sole discretion, no Award (other than an Award in the form of an outright transfer of cash or Common Stock not subject to any restrictions) may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and during a Participant’s lifetime an Award requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf). The Board may, in its discretion, permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended, and provided that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.

9.6	Adjustments in the Event of Certain Transactions

(a) In the event of a stock dividend, stock split or combination of shares, or other distribution with respect to holders of Common Stock other than normal cash dividends, the Board will make (i) appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above and the participant limit set forth in Section 4, and (ii) appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provisions of Awards affected by such change.

(b) In the event of any recapitalization, spinoff, merger or consolidation involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the Board, the Board in its discretion may make appropriate adjustments to outstanding Awards to avoid distortion in the operation of the Plan.

9.7	Employment Rights

Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment with the Company or any subsidiary or interfere in any way with the right of the Company or subsidiary to terminate any employment relationship at any time or to increase or decrease the compensation of such person. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the employee.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time. For purposes of this Plan, transfer of employment between the Company and its subsidiaries shall not be deemed termination of employment.

9.8	Other Employee Benefits

The value of an Award granted to a Participant who is an employee, and the amount of any compensation deemed to be received by an employee as a result of any exercise or purchase of Common Stock pursuant to an Award or sale of shares received under the Plan, will not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, stock ownership, stock purchase, life insurance, medical, health, disability or salary continuation plan.

9.9	Legal Holidays

If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

9.10	Foreign Nationals

Without amending the Plan, Awards may be granted to persons who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Board, be necessary or desirable to further the purpose of the Plan.

9.11	Governing Law

The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

9.12	Compliance with Section 409A of the Code

To the extent applicable to an Award, it is intended that this Plan and Awards made under the Plan comply with or be exempt from the provisions of Section 409A of the Code and applicable rules and regulations. The Plan and any Awards to which Section 409A is applicable will be administered in a manner consistent with this intent, and any provision that would cause this Plan or any Award made under the Plan to fail to satisfy Section 409A of the Code, to the extent applicable, shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of Participants to which Section 409A shall apply).

10.	Termination and Amendment

The Plan shall remain in full force and effect until terminated by the Board. Subject to the last sentence of this Section 10, the Board may at any time or times amend the Plan or any outstanding Award for any purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards. Notwithstanding the foregoing, (i) no amendment that would require stockholder approval under the rules of the New York Stock Exchange may be made effective until stockholder approval has been obtained, (ii) no amendment limiting or removing the prohibition on repricing of options and stock appreciation rights shall be effective unless stockholder approval is obtained, (iii) to the extent required by Section 162(m) of the Code, no amendment applicable to an Award that is intended to comply with Section 162(m) shall be effective unless stockholder approval is obtained as required under Section 162(m) or (iv) to the extent required under Section 422 of the Code, no amendment or modification to an incentive stock option shall be effective unless stockholder approval is obtained. No amendment of the Plan or any agreement evidencing Awards under the Plan may materially adversely affect the rights of any Participant under any Award previously granted without such Participant’s consent.

FORM OF PROXY

KADANT INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William A. Rainville, Edward J. Sindoni and Thomas M. O’Brien, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Kadant Inc., a Delaware corporation (the “Company”), to be held on Thursday, May 25, 2006 at 2:30 p.m. at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on April 10, 2006, with all of the powers the undersigned would possess if personally present at such meeting:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

KADANT INC.

May 25, 2006

Please date, sign and mail your proxy card in the enveloped provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS

AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR

VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of two directors to the class to be elected for a three-year term expiring in 2009.

Nominees:	☐ John K. Allen
☐ Francis L. McKone

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐.

2.	Approval of the Kadant Inc. 2006 equity incentive plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion on such other matters as may properly come before the Meeting.

The shares represented by this Proxy will be voted “FOR” the proposals set forth above if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.